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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RETEK INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 16, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of stockholders of Retek Inc. (“Retek”), a Delaware corporation, to be held on Tuesday, May 25, 2004 at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota. The Annual Meeting will commence at 11:00 AM, local time.

      At the Annual Meeting, you will be asked to consider and vote upon the following:

1.	The election of two Class II directors; and

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2004 calendar year.

      The attached Proxy Statement presents the details of these proposals.

      The nominating committee of our board of directors has unanimously approved proposal (1) above and recommends that you vote FOR all the nominees for director. Our audit committee has unanimously approved proposal (2) above and recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the 2004 fiscal year.

      Your participation and vote are important. A plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast will elect the two Class II directors, which means the nominees who receive the greatest number of votes properly cast will be elected. The adoption of proposal (2) will not be effected without the affirmative vote of at least a majority of the outstanding common stock present and voting at the Annual Meeting.

      For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement, dated April 16, 2004. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Gregory A. Effertz, Chief Financial Officer of Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, telephone (612) 587-5000. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed Proxy Card in the enclosed postage-prepaid envelope, or vote by internet using the instructions on the Proxy Card. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

Martin J. Leestma
President and Chief Executive Officer

      The accompanying Proxy Statement is dated April 16, 2004 and is first being mailed to stockholders on or about April 23, 2004.

QUESTIONS AND ANSWERS
Proxy Statement Information Concerning Solicitation and Voting
Proposal No. 1 -- Election of Directors
Proposal No. 2 -- Ratification of Appointment of Independent Accountants
Security Ownership of Certain Beneficial Owners and Management
Report of the Compensation Committee of the Board on Executive Compensation
Report of the Audit Committee
Performance Graph
COMPARISON OF 49-MONTH CUMULATIVE TOTAL RETURN* AMONG RETEK INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, AND THE RDG INTERNET COMPOSITE INDEX
Executive Compensation
Certain Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Deadline for Receipt of Stockholder Proposals for 2005 Annual Meeting
Householding
Appendix A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 25, 2004

To the Stockholders of

RETEK INC.:

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (“Annual Meeting”) of Retek Inc. (“Retek”), a Delaware corporation, will be held at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota. The Annual Meeting will commence at 11:00 AM, local time, for the following purposes:

1.	To elect two Class II directors, each to serve a three-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Retek’s independent accountants for the 2004 calendar year; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

      Only stockholders of record at the close of business on March 31, 2004 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our corporate headquarters located at 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota during ordinary business hours for the ten day period prior to the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote by internet using the instructions on the Proxy Card. Any stockholder attending the Annual Meeting may vote in person, even though he or she has previously returned a proxy.

By Order of the Board of Directors of Retek Inc.

Gregory A. Effertz
Chief Financial Officer, Senior Vice President,
Finance & Administration, Treasurer and Secretary

Minneapolis, Minnesota

April 16, 2004

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope or vote by internet using the instructions on the Proxy Card.

QUESTIONS AND ANSWERS

Q. When and where is the annual meeting?

      We will hold the annual meeting on Tuesday, May 25, 2004, at 11:00 AM, local time, at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota.

Q. Who is entitled to vote at the meeting?

      You are entitled to vote at the meeting if you owned shares as of the close of business on March 31, 2004, the record date for the meeting.

Q. What am I being asked to vote on at the meeting?

      We are asking our stockholders to elect two Class II directors and to ratify the appointment of our independent accountants for the 2004 calendar year.

Q. What vote of the stockholders is needed?

      Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast will elect the two Class II directors, which means the nominees who receive the greatest number of votes properly cast will be elected. Under our By-laws, the affirmative vote of a majority of the voting power of the outstanding shares present at the meeting in person or by proxy and entitled to vote on the matter is required for approval of all other items.

Q. How can I vote?

      Most stockholders may vote via internet or mail. Please read the instructions attached to the Proxy Card.

Q. What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

      If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q. What happens if I return my signed Proxy Card but forget to indicate how I want my shares of common stock voted?

      If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” the ratification of our independent auditor.

Q. Can I change my voting instructions before the meeting?

      Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to us before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary, or hand delivered to our Secretary at or before the taking of the vote at the Annual Meeting.

Q. Will I have access to the Proxy Statement over the internet?

      Yes. In addition to receiving paper copies of the Proxy Statement and Annual Report in the mail, you can view these documents over the internet by accessing our website at http://www.retek.com. Information on our website does not constitute part of this Proxy Statement.

Proxy Statement

Information Concerning Solicitation and Voting

General

      This Proxy Statement is being furnished by our board of directors of Retek Inc. (“Retek” or the “Company”) to holders of our common stock, par value $0.01 per share, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of our stockholders (the “Annual Meeting”) to be held on Tuesday, May 25, 2004, at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota, commencing at 11:00 AM, local time, and at any adjournment or postponement thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

      Our complete mailing address is Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, and our telephone number is (612) 587-5000.

      This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about April 23, 2004.

Stockholders Entitled to Vote

      Our board of directors fixed the close of business on March 31, 2004 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Accordingly, only holders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 55,160,585 shares of common stock constituting all of our voting stock. As of the Record Date, there were approximately 174 holders of record of shares of our common stock. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting during ordinary business hours at our headquarters located at 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403.

Vote and Quorum Required

      Holders of our common stock are entitled to one vote for each share held as of the Record Date. Votes may be cast either in person or by properly executed proxy.

      Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum exists. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

      Proposal 1 — Election of Directors. A plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast, will elect the two Class II directors, which means the nominees who receive the greatest number of votes properly cast will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for the nominee will result in the nominee receiving fewer votes for his election.

      Proposal 2 — Ratification of Independent Accountants. The affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting, entitled to vote and actually cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2004. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the Annual Meeting, but will not be counted in favor of that proposal. Accordingly, an abstention from voting on Proposal 2 will have the same effect as a vote against the proposal. Broker non-votes with respect to Proposal 2 will not be counted for purposes of determining whether the proposal has been approved because broker non-votes are not considered shares entitled to vote. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to Proposal 2.

Proxies

      This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the Annual Meeting, and is accompanied by a form of proxy.

      All shares of our common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted FOR all the nominees for election as directors and FOR the ratification of our independent accountants.

      If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

      We will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

Proposal No. 1 — Election of Directors

Directors and Nominees for Director

      Pursuant to our Amended and Restated Certificate of Incorporation, holders of our common stock are entitled to elect the members of our board of directors. Our Amended and Restated Certificate of Incorporation requires that our board of directors consist of not less than three nor more than ten members. In addition, the members of our board of directors serve staggered three-year terms. The following table shows the members of the different classes of the board of directors and their respective expiration dates.

Class	Expiration of Term	Board Members

Class II	2004 Annual Meeting	John Buchanan
N. Ross Buckenham
Class III	2005 Annual Meeting	Ward Carey
Martin J. Leestma
Chris Sang
Class I	2006 Annual Meeting	Glen A. Terbeek
Stephen E. Watson
William Walsh

      The Board has determined that each of N. Ross Buckenham, Ward Carey, Chris Sang, Glen A. Terbeek, Stephen E. Watson and William Walsh has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of applicable Nasdaq listing standards.

      Our nominating committee of the board of directors has nominated each of the Class II directors named above for an additional three-year term expiring in 2007. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of the Class II directors, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

      Two Class II directors are to be elected to our board of directors at the Annual Meeting for a three-year term ending in 2007. A brief background of each nominated Class II director and the continuing Class I and III directors is found below.

Nominees

Name	Class	Age	Principal Occupation and Business Experiences

John Buchanan	II	46	Mr. Buchanan joined us in May 1995 and is currently our chairman of the board of directors and has served in that capacity since September 1999. Mr. Buchanan served as Chief Executive Officer of Retek from September 1999 to July 2001. Mr. Buchanan holds a Bachelor of Commerce in Accounting and Computer Systems from the University of Otago, New Zealand.

Name	Class	Age	Principal Occupation and Business Experiences

N. Ross Buckenham	II	44	Mr. Buckenham has served on our board of directors since November 1999. From April 2004 to the present Mr. Buckenham has served as President of Unigy Holdings, LLC, a merger, acquisition and consulting firm in the telecom, wireless and services fields. From November 2003 to March 2004 Mr. Buckenham served as Chief Integration Officer for Metrocall, Inc., a B2B provider of wireless data, messaging and connectivity solutions. From January 1996 to November 2003, Mr. Buckenham served with WebLink Wireless, Inc., a wireless messaging and network company, in a number of senior management positions, most recently as Chairman and Chief Executive Officer. WebLink Wireless, Inc. filed for Chapter 11 bankruptcy protection in May 2001 and emerged from Chapter 11 bankruptcy restructuring in September 2002. Mr. Buckenham holds a Bachelor of Science in Chemical Engineering from Canterbury University, New Zealand and a Masters of Business Administration from Harvard University.

Continuing Directors

Name	Class	Age	Principal Occupation and Business Experiences

Ward Carey	III	39	Mr. Carey has served on our board of directors since November 1999. From January 2004 to the present, Mr. Carey has served as a Partner at Primary Global Research. Mr. Carey served in sales with ThinkEquity Partners from December 2001 to December 2003. Prior to joining ThinkEquity Partners, Mr. Carey was self-employed from October 2000 to December 2001. From March 1999 to October 2000, Mr. Carey served as senior vice president of business strategy of HNC Software, Inc. Mr. Carey served in sales with Credit Suisse First Boston Corporation from July 1998 to March 1999 where he served as a charter member of the Technology Group. Mr. Carey holds a Bachelor of Arts in Political Science from Columbia University, New York.
Chris Sang	III	45	Mr. Sang has served on our board of directors since December 2003. From January 2002 to present, Mr. Sang has served as CEO of ClairVista LLC and ClairVista Advisors, Inc., companies that provide technology and merger and acquisition advisory services. From January 2000 to January 2002, he served as founder and CEO of iFulfillment, Inc. Mr. Sang has also served as CFO of Ulta Cosmetics & Salon and began his career in public accounting. Mr. Sang holds a Bachelor of Science in Accounting from DePaul University.

Name	Class	Age	Principal Occupation and Business Experiences

Martin J. Leestma	III	45	Mr. Leestma joined us in March 2003 and is currently our president and chief executive officer. Prior to joining Retek, Mr. Leestma spent 23 years at Accenture, most recently serving as Global Managing Partner, Consumer Goods & Services (CGS) Industries and Retail. Mr. Leestma started at Accenture in 1980, was promoted to Partner in 1991, Global Managing Partner of Retail Technology in 1996, Managing Partner Consumer Goods & Services in 1999 and a Global Industry Managing Partner in 2002. Mr. Leestma holds a Bachelor of Science in Industrial Management and Computer Sciences from Purdue University.
Glen A. Terbeek	I	61	Mr. Terbeek has served on our board of directors since November 1999. Mr. Terbeek is currently a consultant with Breakaway Strategies, Inc., an independent consulting company he founded in January 1999. From 1965 to December 1998, Mr. Terbeek was with Andersen Consulting (now Accenture), a management consulting company, where he was most recently a managing partner of Andersen’s Food and Packaged Goods Industry Practice. Mr. Terbeek holds a Bachelor of Arts in Mathematics and Physics from Hope College and a Masters of Business Administration in Quantitative Methods from the University of Michigan.
Stephen E. Watson	I	59	Mr. Watson has served on our board of directors since November 1999 and is currently retired. Mr. Watson served as chief executive officer of Gander Mountain LLC, a specialty retailer of outdoor recreational equipment and clothing, from November 1997 until he retired in November 2002. Mr. Watson was President and board member of Target Corporation from 1992 until he retired in 1996. From March 1996 to November 1997, Mr. Watson was also retired. Mr. Watson also has served as a director of Shopko Stores Inc., a chain of retail stores specializing in discount merchandise, from 1996 to present. Mr. Watson holds a Bachelor of Arts in American History and Literature from Williams College and a Masters of Business Administration from Harvard University.

Name	Class	Age	Principal Occupation and Business Experiences

William Walsh	I	40	Mr. Walsh has served on our board of directors since September 2002. From March 2004 to present, Mr. Walsh has served as chief executive officer of Open Harbor, Inc., a provider of integrated trade services to manage international trade operations. From May 2003 to February 2004, he served as chief executive officer of Velosant LLP, a software and services company that provides integrated solutions across an organization’s financial supply chain. From January 2000 to February 2002, Mr. Walsh was with E.piphany, Inc., serving most recently as chief operating officer. Mr. Walsh was employed by Octane Software, Inc., a customer relationship management software provider that was acquired by E.piphany, as president and chief operating officer from January 2000 to May 2000. From September 1992 to December 1999, Mr. Walsh held a number of positions with PeopleSoft, Inc., an enterprise resource planning software provider, most recently as president, PeopleSoft International. Mr. Walsh holds a Bachelor of Arts in Psychology from DePaul University and a Masters of Business Administration from Loyola University.

Board of Directors’ Committees and Meetings

      Our board of directors met seven times and acted by unanimous written consent one time during 2003. During 2003, none of our current directors attended fewer than 75 percent of the total number of meetings held by our board of directors and the total number of meetings held by all committees of the board of directors on which each such director served. Our board of directors has an audit committee, a compensation committee, a nominating committee and a special litigation committee.

      Retek has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our audit committee consists of Messrs. Sang, Walsh and Watson. Mr. Sang is chairman of our audit committee. Our audit committee met seven times and acted by unanimous written consent one time during 2003. The responsibilities of our audit committee include:

•	selecting the independent accountants to conduct the annual audit of our accounts;

•	reviewing the proposed scope of such audit and pre-approving all fees to be paid to our independent accountants, including audit, audit-related, tax and any other permitted non-audit fees;

•	reviewing and discussing with our chief executive officer and chief financial officer the procedures they followed to complete their certifications in connection with our periodic filings with the Securities and Exchange Commission;

•	reviewing and discussing with management and the independent public accountants the critical accounting policies and the financial statements to be included in the quarterly and annual reports we file with the Securities and Exchange Commission; and

•	reviewing the adequacy and effectiveness of our internal auditing, accounting, disclosure and financial controls with the independent public accountants and our financial and accounting staff.

      Our audit committee also reviews and reassesses at least annually the adequacy of its charter and submits the charter to the board of directors for approval. The audit committee charter is included as Appendix A to this Proxy Statement. The Board of Directors has determined that all members of the audit committee are “independent” as that term is defined in the applicable Nasdaq listing standards and regulations of the Securities and Exchange Commission and all members are financially literate as required by the applicable Nasdaq listing standards. In addition, the Board of Directors has determined that Mr. Sang has the financial experience required by the applicable Nasdaq listing standards and is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission.

      Our nominating committee consists of Messrs. Watson and Terbeek. Mr. Watson is chairman of our nominating committee. The Board of Directors has determined that all members of the nominating committee are “independent” as that term is defined in the applicable Nasdaq listing standards. Our nominating committee did not meet but acted by unanimous written consent two times during 2003. The responsibilities of our nominating committee include:

•	identifying and nominating new and existing Board members for election at the Annual Meeting; and

•	recommending to the board members individuals to fill any vacancies and evaluating, on a continuous basis, possible candidates to serve on the board of directors, as well as the Board’s size relative to its responsibilities.

      The nominating committee has a policy regarding nominees by a stockholder. The committee is willing to consider recommendations of nominees by a stockholder if the stockholder submits the nomination in compliance with the advance notice, information and other requirements set forth in our By-laws. Stockholders should direct such recommendations of nominees to the Nominating Committee, Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403.

      The nominating committee will review all nominees for director and recommend to the Board those nominees whose attributes it believes would be most beneficial to Retek. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interest through the exercise of sound judgment based on diversity of experience in the various areas described. The nominating committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates.

      Our compensation committee consists of Messrs. Buckenham and Carey. Mr. Buckenham is chairman of our compensation committee. The Board of Directors has determined that all members of the compensation committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The compensation committee may not include any employee of Retek. Our compensation committee met six times and acted by unanimous written consent one time during 2003. The responsibilities of our compensation committee include:

•	establishing compensation policies consistent with corporate objectives and stockholder interests;

•	approving and/or recommending to the board of directors levels of compensation for our senior executives;

•	administering grants under our stock-based and other performance-based incentive compensation plans; and

•	adopting and/or recommending to our board of directors new plans or changes in compensation programs

      Our board of directors may, from time to time, establish certain other committees to facilitate the management of Retek.

Stockholder Communication with the Board of Directors and Director Attendance at Annual Meetings

      The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors at the Office of the Corporate Secretary at Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403. All communications will be compiled by the Corporate Secretary and submitted to the Board or the individual directors on a periodic basis.

      Retek does not have a formal policy regarding attendance by members of the Board of Directors at Retek’s annual meetings of stockholders. Retek has always encouraged its directors to attend its annual meeting of stockholders. In 2003, six directors attended our annual meeting of stockholders. The Board of Directors will consider formalizing its policy of encouraging director attendance at the annual meeting of stockholders.

Director Compensation

      Directors who are not employed by us are reimbursed for reasonable expenses incurred in attending our board of director or committee meetings. Upon their initial election to our board of directors, each of our non-employee directors was granted options to purchase 25,000 shares of our common stock pursuant to the 1999 Directors Stock Option Plan. Non-employee directors are also granted options to purchase an additional 7,500 shares of our common stock on an annual basis so long as they remain a member of our board of directors. These option grants to our directors become exercisable one year from the grant date. In 2003, Mr. Buckenham, Mr. Carey, Mr. Terbeek and Mr. Watson received options to purchase 25,000 shares of our common stock through the 1999 Equity Incentive Plan. Non-employee directors receive an annual retainer of $15,000, paid out in quarterly installments, as well as $1,000 per board or committee meeting attended in person and $500 per board or committee meeting attended via telephone. In addition, the Audit Committee Chairperson receives an annual retainer of $7,500 and the Compensation Committee Chairperson receives an annual retainer of $5,000.

Compensation Committee Interlocks and Insider Participation

      No interlocking relationship exists between our board of directors or our compensation committee and the board of directors or compensation committee of any other company, and no interlocking relationship existed in the past.

Proposal No. 2 — Ratification of
Appointment of Independent Accountants

       Our audit committee has appointed PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the 2004 calendar year. This appointment is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as our independent accountants since 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from the stockholders.

Principal Accounting Fees and Services

      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2003 and 2002:

	2003	2002

Audit fees	$227,685	$176,272
Audit-related fees(1)	13,803	46,917
Tax fees(2)	365,019	336,817
All other fees(3)	3,707	111,283

(1)	Audit-related fees consisted principally of audits of financial statements of certain employee benefits plans and other consultations concerning financial accounting and reporting standards.

(2)	Tax fees consisted primarily of tax compliance, tax advice and tax planning. For 2003, $233,264 of the $365,019 in tax fees were tax compliance fees.

(3)	All other fees consist primarily of non-audit related consulting fees, and customer software development fees, but not including financial information systems design and implementation fees.

      Our audit committee has unanimously approved the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2004 and recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP.

      The affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy and entitled to vote and actually cast at the Annual Meeting (at which a quorum is present) is required to ratify the board of directors’ selection of PricewaterhouseCoopers LLP. If the appointment is not ratified, the audit committee will seek other independent auditors.

Security Ownership of Certain Beneficial
Owners and Management

       The following table presents information regarding the beneficial ownership of our outstanding common stock as of March 31, 2004 for the following stockholders:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	our chief executive officer and our four other most highly-paid executive officers in 2003; and

•	all of our directors and executive officers as a group.

      Percentage ownership calculations are based upon 55,160,585 shares of our common stock outstanding as of March 31, 2004. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2004 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. To our knowledge, except as indicated in the footnotes to the table and under applicable community property laws, the stockholders named in the table have sole voting and investment power over all shares listed in the table. Except as otherwise indicated in the table, the business address of all persons listed is c/o Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403.

	Number of Shares of	Percentage of Outstanding
	Retek Beneficially	Shares of Retek
Name of Beneficial Owner	Owned	Beneficially Owned

Kopp Investment Advisors, Inc.(1)(2)	4,396,078	7.97%
7701 France Avenue South, Suite 500
Edina, MN 55435
Entities Affiliated with
Barclays Global Investors, N.A.(1)(3)	5,689,136	10.31%
45 Fremont Street
San Francisco, CA 94105
John Buchanan(4)	444,307	*
Martin Leestma(5)	253,611	*
John L. Goedert(6)	284,526	*
Gregory A. Effertz(7)	207,206	*
Jerome Dolinsky(8)	154,941	*
Duncan Angove(9)	148,378	*
John Gray(10)	46,320	*
N. Ross Buckenham(11)	52,500	*
Ward Carey(12)	65,000	*
Chris Sang	—	*
Glen A. Terbeek(13)	72,500	*
William J. Walsh(14)	25,000	*

	Number of Shares of	Percentage of Outstanding
	Retek Beneficially	Shares of Retek
Name of Beneficial Owner	Owned	Beneficially Owned

Stephen E. Watson(15)	72,500	*
All current executive officers and directors as a group (15 persons)(16)	1,964,839	3.68%

*	Less than 1%.

(1)	The information on number of shares beneficially owned was obtained from filings made with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Exchange Act.

(2)	Represents 3,197,381 shares held by Kopp Investment Advisors, Inc. with sole voting power, 750,000 shares with sole dispositive power, and 3,249,148 shares with shared dispositive power and 396,930 shares held by Leroy C. Kopp with sole dispositive power.

(3)	Includes 3,605,565 shares held by Barclays Global Investors, N.A. with sole voting and dispositive power, 703,687 shares held by Barclays Global Fund Advisors with sole voting and dispositive power and 498,073 shares held by Barclays Global Investors, Ltd. with sole voting and dispositive power.

(4)	Includes options to purchase 434,091 shares of common stock exercisable within 60 days of March 31, 2004.

(5)	Includes options to purchase 250,000 shares of common stock exercisable within 60 days of March 31, 2004.

(6)	Includes options to purchase 280,756 shares of common stock exercisable within 60 days of March 31, 2004.

(7)	Includes options to purchase 205,539 shares of common stock exercisable within 60 days of March 31, 2004.

(8)	Includes options to purchase 153,614 shares of common stock exercisable within 60 days of March 31, 2004.

(9)	Includes options to purchase 147,200 shares of common stock exercisable within 60 days of March 31, 2004.

(10)	Includes options to purchase 44,790 shares of common stock exercisable within 60 days of March 31, 2004.

(11)	Includes options to purchase 52,500 shares of common stock exercisable within 60 days of March 31, 2004.

(12)	Includes options to purchase 65,000 shares of common stock exercisable within 60 days of March 31, 2004.

(13)	Includes options to purchase 72,500 shares of common stock exercisable within 60 days of March 31, 2004.

(14)	Includes options to purchase 25,000 shares of common stock exercisable within 60 days of March 31, 2004.

(15)	Includes options to purchase 72,500 shares of common stock exercisable within 60 days of March 31, 2004.

(16)	Includes 56,665 shares beneficially owned by Thomas Carretta and 81,385 shares by James Murdy. Includes options to purchase 56,665 and 79,914 shares of common stock exercisable within 60 days of March 31, 2004 respectively.

Report of the Compensation Committee
of the Board on Executive Compensation

       The compensation committee of the Board administers Retek’s executive compensation program. The members of the committee are non-employee, non-affiliated directors. The committee has furnished the following report on executive compensation for 2003:

Composition of the Committee

      The compensation committee currently consists of Messrs. Buckenham and Carey, who are both “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. Neither Mr. Buckenham nor Mr. Carey has previously been an employee of Retek. Both members meet the definition of “non-employee director” under Rule 16b-3 of the Exchange Act. This is important because certain executive compensation elements, such as stock options, must be approved by a compensation committee composed of such outside directors in order for Retek to be entitled to a tax deduction for the full compensation expense. This is discussed in more detail below in the section entitled “Compliance with Section 162(m) of the Internal Revenue Code.”

Executive Compensation Philosophy

      The compensation committee acts on behalf of Retek’s board of directors to establish the general compensation policy of Retek with respect to all of its employees and administers Retek’s incentive and equity plans, including the 1999 Equity Incentive Plan, the 1999 Directors’ Stock Option Plan, the 1999 Employee Stock Purchase Plan and the Retek HighTouch Technologies, Inc. 1999 Stock Option Plan. The compensation committee approves the programs and policies under which compensation is paid or awarded to our executive officers and reviews the performance of these executives. The committee has designed Retek’s executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize this relationship, we link a significant portion of executive compensation to the market performance of Retek common stock. The objectives of our program are:

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both the performance of Retek and their individual performance;

•	To align the interests of executives with the long-term interests of stockholders through stock option awards whose value over time depends upon the market value of Retek’s common stock;

•	To provide compensation comparable to that offered by other leading companies in our industry, enabling Retek to compete for and retain talented executives who are critical to our long-term success; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

      The base salaries, incentive compensation and stock option grants of Retek’s executive officers are determined by the compensation committee, based upon assessments of performance by the chief executive officer and other members of senior management. The compensation committee reviewed base salary levels and target bonuses for Mr. Leestma, chief executive officer, and other executive officers of Retek at or about the beginning of each year. The compensation committee bases its determinations regarding executive compensation in part on the compensation committee’s review of the Radford Executive Compensation Report (the “Radford Survey”), certain other surveys of prevailing compensation practices among high technology companies with whom Retek competes for executive talent and analyses of publicly available data for executive officers at other technology companies. These surveys are nationally known for their extensive databases of the compensation practices of high technology companies. The Radford Survey itself includes over 500 high technology companies. To this end, the compensation committee compares the compensation of Retek’s executive officers with comparable survey positions and the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. The compensation committee evaluates such information in connection with Retek’s corporate goals. In addition, each executive officer’s performance for the previous year and objectives for the subsequent year are reviewed by the compensation committee, and are considered in the context of each executive officer’s responsibility level and Retek’s past and anticipated future financial performance.

Executive Compensation

      Base Salary. We attempt to offer our executive officers salaries that are competitive with comparable companies in the enterprise retail software market and with comparable technology companies generally. We annually review the base salaries of our executive officers to determine if adjustments are appropriate to ensure that their salaries are competitive and that they reflect the individual’s increased responsibilities. For executive officers, other than the president and chief executive officer, we also consider the performance assessments and recommendations of our president and chief executive officer. We entered into an employment agreement and a change-in-control agreement with Martin Leestma, our current president and chief executive officer. We also entered into a change-in-control agreement with John Buchanan, our current chairman of the board of directors. For a summary of certain terms of these employment agreements, see “Employment and Change-in-Control Agreements.”

      Incentive Compensation. The second element of our executive compensation program is cash incentive compensation. Achievement of certain company level goals established by the board of directors, including total revenue and operational earnings per share, were the prerequisite to any annual incentive bonus opportunities for executive officers. Cash bonuses were awarded in 2003 to executive officers to the extent that we achieved the company targets and the individual executive officer achieved predetermined individual objectives. The compensation committee intends to continue these practices in 2004.

      Performance against both the company goals and the individual objectives was measured, periodically. Retek had achieved many of the company goals established by the compensation committee and the board of directors. Mr. Leestma’s individual goals for his incentive compensation included goals based upon his effectiveness in leading our initiatives related to revenue, operating profit improvement, operating cash flow and other non-financial measures in a very challenging business environment. Mr. Leestma’s subjective judgment of each executive’s performance (other than his own) was taken into account in determining whether individual objectives were satisfied. For 2003, target incentive compensation for executive officers set by the compensation committee ranged from approximately 40% to 100% of an executive officer’s base salary. Executive officers’ actual earned bonuses in 2003 were 35% of the target incentive. Mr. Leestma earned 94% of a prorated target incentive based on number of months employed by Retek in 2003 as provided by his employment agreement.

      Stock Options. Stock options are an essential element of Retek’s executive compensation package. The compensation committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of Retek’s stock.

      The committee typically grants stock options to an executive officer when the executive first joins Retek or in connection with a significant change in responsibilities. The compensation committee may, however, grant additional stock options to an executive for other reasons such as an executive’s anticipated future contribution and ability to impact corporate and/or business unit results or past performance. In the discretion of the compensation committee, an executive officer may also be granted stock options to provide greater incentives to continue their employment with Retek and to increase the value of Retek’s stock. Retek stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Retek’s common stock on the date of grant.

      During the remainder of 2004, the compensation committee will consider whether to grant additional options to the executive officers based on the factors described above.

Chief Executive Officer Compensation

      The compensation committee recommends to Retek’s entire board of directors the base salary, incentive compensation and equity compensation for Retek’s president and chief executive officer. On March 14, 2003, we entered into an employment agreement with our new president and chief executive officer, Martin Leestma. The terms and conditions of his employment were based upon his qualifications and experience, previous compensation levels, foregone awards and other compensation at his prior employer and the marketplace for executive talent. We believe that a substantial equity award was warranted and necessary to attract a chief executive officer with a strong incentive to increase stockholder value. For a summary of certain of the terms of Mr. Leestma’s employment agreement, see “Employment and Change-in-Control Agreements.” During 2003, Mr. Leestma received a base salary of $303,095 and earned incentive compensation of $228,000. Mr. Leestma’s bonus compensation in 2003 represented approximately 94% of his target bonus for 2003. Retek had achieved many of the company goals established by the compensation committee and the board of directors. Mr. Leestma’s individual goals included goals based upon his effectiveness in leading our initiatives related to revenue, operating profit improvement, operating cash flow and other non-financial measures in a very challenging business environment.

Compliance with Section 162(m) of the Internal Revenue Code

      Stockholders have approved each of the plans under which we offer equity compensation to our executive officers. We designed these plans to allow Retek to receive a tax deduction for incentive compensation payments to our chief executive officer and our other four most highly paid executive officers. Without these qualifying performance-based plans, Retek could not deduct incentive compensation payments to the extent the amounts paid to any of these executive officers in any year exceeded $1 million. However, Retek does not expect cash compensation for 2004 to any one of its executive officers to be in excess of $1 million.

      The compensation committee intends to pursue a strategy of maximizing the deductibility of the compensation we pay to our executives. However, we intend to retain the flexibility to take actions that we consider to be in the best interests of Retek and our stockholders and which may be based on considerations in addition to tax deductibility.

Conclusion

      The compensation committee believes that company and individual performance and achievement enhance long-term stockholder value. The compensation plans that the compensation committee has adopted for the executive officers of Retek are based on achievement of performance goals, as well as competitive pay practices. The compensation committee believes that one of its most important functions in serving the interests of the stockholders is to attract, motivate and retain talented executive officers. In this regard, equity compensation in the form of stock options is vital to this objective and, therefore, to the long-term success of Retek.

Compensation Committee

N. Ross Buckenham
Ward Carey III

Report of the Audit Committee

April 16, 2004

To the Board of Directors:

      The Audit Committee met to review the Company’s audited financial statements prior to the Company filing its Annual Report on Form 10-K with the Securities and Exchange Commission on March 12, 2004. We recommended to the Board of Directors the inclusion of the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003 prior to such report being filed with the Securities and Exchange Commission. Prior to our recommendation, we:

•	Reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2003;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees; and

•	Received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees and have discussed with the auditors the auditors’ independence.

      Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in such report.

      We have also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Chris Sang
William Walsh
Stephen E. Watson

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Performance Graph

       The following graph compares the cumulative total return to stockholders for Retek, the NASDAQ Stock Market (U.S.) Index, and the RDG Internet Composite Index. The graph assumes that $100 was invested in our common stock and in each index on November 18, 1999, the date of our initial public offering, and assumes reinvestment of dividends. No dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 49-MONTH CUMULATIVE TOTAL RETURN*
AMONG RETEK INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE RDG INTERNET COMPOSITE INDEX

Company/Index Name	11/18/1999	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

RETEK INC	$100.00	$501.67	$162.50	$199.13	$18.13	$61.87

NASDAQ STOCK MARKET (U.S.) INDEX	100.00	136.77	82.52	65.47	45.26	67.67

RDG INTERNET COMPOSITE INDEX	100.00	151.90	88.45	54.66	36.06	53.00

*	$100 INVESTED ON 11/18/1999 IN STOCK OR ON 10/31/909 IN INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

Executive Compensation

Summary Compensation Table

      The following table sets forth certain information regarding compensation paid for services rendered by our chief executive officer and our four other highest-paid executive officers who earned more than $100,000 during the fiscal year ended December 31, 2003. These individuals are collectively referred to as the named executive officers.

					Long-Term
					Compensation

					Number of
	Annual Compensation				Securities
					Underlying
Name and Principal Positions	Year	Salary($)	Bonus($)	Other($)	Options

Martin J. Leestma	2003	303,095	228,000	0	1,000,000
President, Chief Executive Officer and Director(1)
John L. Goedert	2003	230,000	60,375	0	150,000
Chief Operating Officer	2002	230,000	51,750	0	50,000
	2001	230,000	141,910	0	50,000
Jerome Dolinsky	2003	204,167	141,200		135,000
Senior Vice President,	2002	200,000	30,000		20,000
World Wide Sales	2001	200,000	47,500		102,000
Duncan B. Angove	2003	210,000	55,125	0	150,000
Vice President,	2002	186,667	65,940	0	40,000
Strategy and Marketing	2001	170,000	60,136	0	30,000
Gregory A. Effertz	2003	210,000	55,125	0	150,000
Senior Vice President,	2002	210,000	46,500	0	50,000
Finance & Administration,	2001	200,000	77,350	0	27,000
Chief Financial Officer, Treasurer and Secretary

(1)	Mr. Leestma became President, Chief Executive Officer and a director in March, 2003.

Stock Option Grants in 2003

      We granted the following stock options or stock appreciation rights covering Retek common stock to the named executive officers during 2003.

		Individual Grants

		% of Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees	Exercise or		for Option Term($)
	Options	in Fiscal	Base Price	Expiration
Name	Granted	Year	($/Share)	Date	0%	5%	10%

Martin Leestma(1)	1,000,000	15.10	4.69	3/16/13	0	806,441	1,704,169
John L. Goedert	150,000	2.27	3.49	2/5/13	0	329,226	834,324
Jerry Dolinsky	135,000	2.04	6.61	2/5/13	0	560,911	1,421,459
Duncan B. Angove	150,000	2.27	3.49	2/5/13	0	329,226	834,324
Gregory A. Effertz	150,000	2.27	3.49	2/5/13	0	329,226	834,324

(1)	Mr. Leestma became President, Chief Executive Officer and a director in March, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information for the named executive officers regarding Retek options exercised by them during 2003 and exercisable and unexercisable Retek stock options held by them as of December 31, 2003. The “value realized” figures are based on the fair market value of our common stock at the exercise date, minus the per share exercise price, multiplied by the number of options exercised. The “value of unexercised in-the-money options” figures in the right-hand column are based on the market value of our common stock at December 31, 2003, of $9.28, respectively, minus the per share exercise price of the applicable option, multiplied by the number of shares issuable upon exercise of the option.

Retek Options

	Number of Shares		Number of Securities
	Acquired on Exercise		Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
		Value	December 31, 2003(#)		December 31, 2003($)
	Exercised	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Martin Leestma(1)	0	0	250,000	750,000	1,147,500	3,442,500
Duncan B. Angove	0	0	98,793	182,575	0	868,500
Jerry Dolinsky	0	0	122,159	173,041	0	360,900
Gregory A. Effertz	0	0	150,646	183,354	0	868,500
John L. Goedert	0	0	223,467	189,584	0	868,500

(1)	Mr. Leestma became President, Chief Executive Officer and a director in March, 2003.

Employment and Change-in-Control Agreements

Employment Agreement with Mr. Leestma

      On March 14, 2003, we entered into an employment agreement with Martin J. Leestma. The contract provides that Mr. Leestma will be the President, Chief Executive Officer and a Director of Retek. Mr. Leestma’s base salary under the contract is $380,000 per year. Mr. Leestma has the opportunity to earn an annual incentive bonus based on a combination of corporate and individual objectives. In addition, our Board of Directors granted Mr. Leestma an option to purchase 1,000,000 shares of our common stock at $4.69 per share under our 1999 Equity Incentive Plan and/or the Retek Inc. HighTouch Technologies 1999 Stock Option Plan and such shares will vest over a period of three years and ninety days. Mr. Leestma is also entitled to certain additional payments if we terminate him without Cause (as defined in the employment agreement) or if he terminates his employment for Good Reason (as defined in the employment agreement).

Retention Agreement with Mr. Leestma

      On June 5, 2003, we entered into a retention agreement with Mr. Leestma that entitled Mr. Leestma to certain compensation and benefits in the event of a change in control of Retek. In the event of a change-in-control of Retek during the term of the agreement, Mr. Leestma would become a consultant of Retek for a period of two years and, subject to his execution of a waiver and release of claims, Mr. Leestma would be entitled to, among other things:

•	immediate vesting of all options held on the date of the change-in-control;

•	a lump sum cash payment equal to his base salary multiplied by two plus his target annual bonus multiplied by two;

•	continued participation in all benefit plans for a two-year period; and

•	a full gross up for any excise taxes imposed on Mr. Leestma for payments deemed to be “excess parachute” payments under the Internal Revenue Code.

      The retention agreement includes terms that preserve Mr. Leestma’s right to change in control benefits for a certain period of time after his termination of employment, even if a change in control has not yet occurred. Under the terms of the agreement, Mr. Leestma agreed not to solicit employees or customers of Retek to abandon or diminish their relationship with us during his employment and for a certain period thereafter. Mr. Leestma has also agreed to refrain from disclosing any of our confidential or proprietary information to third parties.

Retention Agreements with Messrs. Buchanan, Effertz and Carretta

      We entered into retention agreements with Mr. Buchanan, Mr. Effertz and Thomas F. Carretta, our Vice President, Legal and General Counsel, which included identical terms to those described above with respect to Mr. Leestma’s retention agreement.

Retention Agreements with Other Key Employees

      John Goedert, Jerome Dolinsky, Duncan Angove, James Murdy and John Gray (each a “Participant”) participate in our Retention and Severance Plan for Key Employees (the “Retention Plan”). The Retention Plan includes similar terms to those described above with respect to Mr. Leestma’s retention agreement, except that the Participant would be entitled to, among other things, a lump sum cash payment equal to his base salary multiplied by 1.5 plus his target annual bonus multiplied by 1.5.

Certain Transactions

       On March 23, 2004, Mr. Buchanan voluntarily canceled 99,545 options to purchase shares of our common stock. Mr. Buchanan did not receive any consideration for this voluntary cancellation.

Section 16(a) Beneficial Ownership Reporting Compliance

       Under Section 16(a) of the Exchange Act, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the Securities and Exchange Commission and the NASDAQ National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 under the Exchange Act furnished to us, we believe that during the 2003 fiscal year, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis, except for John Gray and William Walsh, who filed a Form 4 on a delayed basis due to administrative error.

Deadline for Receipt of Stockholder

Proposals for 2005 Annual Meeting

       If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Retek Inc., Retek on the Mall, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary, no later than December 28, 2004. All stockholder proposals to be included in next year’s proxy statement must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals.

      If you want to present a proposal at next year’s annual meeting, but do not wish to have it included in our proxy statement, you must deliver it in writing to us at the above address no earlier than February 25, 2005 and no later than March 27, 2005.

Householding

       Only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy statement. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only copy was mailed. Requests for additional copies should be directed to Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary. Stockholders residing at the same address and current receiving only one copy of the proxy statement, but who desire to request multiple copies of the proxy statement in the future, or those receiving multiple copies of the proxy statement and who want a single copy of the proxy statement to be mailed in the future, may direct such request to Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary.

By Order of the Board of Directors

Gregory A. Effertz
Chief Financial Officer,
Senior Vice President, Finance & Administration,
Treasurer and Secretary

Appendix A

Amended and Restated Audit Committee Charter

(Amended December 2003)

Purpose

      The Audit Committee of Retek Inc. (the “Corporation”) is a standing committee of the Board of Directors (“Board”). The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to (1) the Corporation’s accounting and financial reporting processes and the audits and financial statements of the Corporation, including the systems of internal accounting and internal controls; (2) the appointment, compensation, qualifications, independence and work of the Corporation’s independent accountants; (3) the Corporation’s compliance with legal and regulatory requirements; (4) the Corporation’s internal audit function; and (5) other responsibilities set forth herein. The report of the Committee required by the rules of the Securities and Exchange Commission (“SEC”) shall be included in the Corporation’s annual proxy statement.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Composition and Qualifications

      The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, provided, however, that, in accordance with the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”), such number of directors shall not be less than three. Each member of the Audit Committee shall meet all applicable requirements of the NASD with respect to independence, experience, financial literacy, accounting or related financial expertise, and any other matters required by the NASD. All members shall be independent as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable rules of the SEC. At least one member of the Audit Committee will be an audit committee financial expert as defined by the SEC.

      Subject to the other requirements of this Charter, the Board may appoint and remove committee members and the chair of the Committee in accordance with the Corporation’s bylaws. Upon expiration of any term or to fill any vacancy on the Committee, the Board shall appoint members of the Committee and shall consider the recommendation of the Nominating Committee. A member of the Committee may resign by delivering written notice to the Board within 30 days prior to the effective date of his or her resignation and such resignation shall take effect on the date specified in such notice.

     Authority

      In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee’s sole discretion. The Corporation shall provide funding, as determined by the Audit Committee, for (1) payment of compensation to the independent accountants; (2) payment of compensation to any advisors employed by the Audit

Committee; and (3) payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Audit Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Audit Committee.

Responsibilities

      The Audit Committee shall have the following duties and responsibilities:

     Financial Statements and the Disclosure Process

•	Determine whether to recommend to the Board that the Corporation’s financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in its Annual Report on Form 10-K for filing with the SEC. To carry out this responsibility, the Committee shall:

•	Review and discuss the audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent accountants;

•	Discuss with the independent accountants the matters required by Statement on Auditing Standards No. 61; and

•	Review and discuss with the independent accountants the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence, including whether the provision of permitted non-audit services is compatible with maintaining the independent accountants’ independence, and, where appropriate, recommend that the Board take appropriate action in response to the disclosures to satisfy itself of the independence of the Corporation’s independent accountants;

•	Review and discuss with management and the independent accountants the Corporation’s interim financial statements to be included in the Corporation’s quarterly reports to be filed with the SEC;

•	Discuss generally the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts to the extent required by applicable law or listing standards;

•	Review the certification of the Chief Executive Officer and the Chief Financial Officer during their certification process for the 10-K and the 10-Q’s to the extent that such certification is expected to include information about any significant deficiencies in design or operation of internal controls or material weaknesses therein and any fraud, whether or not material, involving management or other employees who have a significant role in the Corporation’s internal controls;

•	Review and discuss periodically reports from the independent accountants on, among other things, certain:

•	Critical accounting policies and practices to be used;

•	Alternative treatments of financial information within generally accepted accounting principles;

•	Other material written communications between the independent accountants and management; and

•	Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement;

•	Oversee the internal audit function, including a review with management and the senior internal auditor the charter, scope, plans and results of the internal audit function; and

•	Review with management its evaluation of the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and review with the independent accountants the attestation and report on, the assessment made by management, and consider whether any changes to internal controls are appropriate in light of management’s assessment.

     Oversight of Relationship with Independent Accountants

•	Be directly responsible for the appointment (subject, if applicable, to stockholder ratification), compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee;

•	Approve guidelines, in accordance with law and listing standards, for the retention of the independent accountants for any permitted non-audit services and determine procedures for the pre-approval of audit and non-audit services. Pre-approval authority may be delegated to one or more members of the Committee, but may not be delegated to management, and any such preapprovals must be presented to the full Committee at its next scheduled meeting;

•	Review and discuss the scope and plan of the independent audit;

•	At least annually, obtain and review a report by the independent accountant describing its own internal quality-control procedures, any material issues raised by its most recent quality-control review or peer review and any inquiry or investigation by governmental or professional authorities respecting any such audits; and

•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent accountants, which guidelines shall meet the requirements of applicable law and listing standards.

•	Ensure the rotation of the audit partner, lead partner and concurring partner of the independent auditor as required by law.

     Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A(b) of the Exchange Act;

•	Review periodically with management and the independent accountants any correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of the Corporation and the Corporation’s compliance with applicable law and listing standards; and

•	Oversee compliance with the Corporation’s Code of Ethical Business Conduct and periodically review the adequacy of the Code of Ethical Business Conduct and recommend proposed changes to the Board.

     Other Responsibilities

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

•	Develop, in coordination with the Nominating Committee, and implement an annual performance evaluation of the Committee;

•	Regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered; and

•	Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

     Meetings

      Subject to the Company’s Bylaws and resolutions of the Board, the Audit Committee shall meet at least quarterly at such times as the Chair of the Committee shall designate. The Committee may also hold special meetings or act by unanimous written consent as the Committee may decide. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Corporation’s bylaws. Minutes shall be kept of each meeting.

      The Committee, to the extent required by the listing standards and as it may otherwise determine to be appropriate, will meet in separate executive sessions with the chief financial officer, the controller, the internal auditor and representatives of the independent accountants.

PROXY

RETEK INC.

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF RETEK INC.

The undersigned stockholder of Retek Inc., a Delaware corporation (“Retek”), hereby appoints Gregory A. Effertz and Todd Hollands, as proxies for the undersigned, with full power of substitution, to attend the 2004 Annual Meeting of Stockholders of Retek to be held on Tuesday, May 25, 2004 at 11:00 a.m., local time, at its corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSALS.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

o FOLD AND DETACH HERE o

YOU CAN NOW ACCESS YOUR RETEK INC. ACCOUNT ONLINE.

Access your Retek Inc. stockholder account online via Investor ServiceDirect(SM)(ISD).

Mellon Investor Services LLC, agent for Retek Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

—	View account status	—	Make address changes
—	View certificate history	—	Establish/change your PIN

VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS — ESTABLISH A PIN	STEP 2: LOG IN FOR ACCOUNT ACCESS	STEP 3: ACCOUNT STATUS SCREEN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.

— SSN

— PIN

— Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.
You are now ready to log in. To access your account please enter your:

- SSN
- PIN
- Then click on the (Submit) button

	If you have more than one account, you will now be asked to select the appropriate account.	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions. - Certificate History - Address Change

FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
9AM-7PM EASTERN TIME MONDAY-FRIDAY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE	Please mark as indicated in ☒
WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO	your votes as this example
SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE
VOTED “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE
MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1. Election of Class II Directors:		Nominees: N. Ross Buckenham, John Buchanan

FOR ALL NOMINEES	WITHHOLD	(Instruction. To withhold authority to
LISTED TO THE RIGHT	AUTHORITY	vote for any individual nominee,
(EXCEPT AS MARKED	TO VOTE FOR ALL NOMINEES	write that nominee’s name on the
TO THE CONTRARY)	LISTED TO THE RIGHT	space provided below.)
☐	☐

2.	Ratification of appointment by Retek’s Audit Committee of PricewaterhouseCoopers LLP to serve as Retek’s independent accountants for the 2004 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Dated

Signature

Signature

o AND DETACH HERE o